AMENDMENT NO. 1
TO
EXECUTIVE SEVERANCE AGREEMENT
(the “Agreement”)
     Reference is made to the Agreement between you (the “Executive”) and the undersigned Corporation with respect to certain severance arrangements which apply only in the event that a Change in Control of the Corporation occurs after the date of the Agreement.
     Capitalized terms used herein shall have the meanings given to them in the Agreement unless expressly provided otherwise.
     As an inducement to the Executive to continue his employment with the Corporation, the Agreement is hereby amended as follows:
A) Paragraph 1 of the Agreement is amended in its entirety to state:
1. For the purposes of this Agreement, a “Change in Control Event” shall mean the occurrence of any one (or more) of the following events after the date of this Agreement:
a. A change in the ownership of the Corporation, which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Corporation that, together with stock previously held by such person or group, constitutes more than fifty-percent (50%) of the total fair market value or total voting power of the stock of the Corporation. However, if any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Corporation, the acquisition of additional stock by the same person or persons shall not be considered to cause a change in the ownership of the Corporation. For purposes of Paragraph 1, subparagraphs a., b. and c., persons will not be considered to be acting as a group solely because they purchase or own stock of the Corporation at the same time or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Corporation.
b. A change in the effective control of the Corporation, which shall occur on the date that either:
     (i) Any one person or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing thirty-five percent (35%) or more of the total voting power of the stock of the Corporation; or
     (ii) A majority of the members of the Corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s board of directors prior to the date of the appointment or election.
c. A change in the ownership of a substantial portion of the Corporation’s assets, which shall occur on the date that one person or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than forty-percent (40%) of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions, provided that such person or persons shall not be a person or entity that immediately prior to the commencement of a 12-month period for determining an acquisition controls, is controlled by, or is under common control with, the Corporation. For the purposes of this subparagraph c., gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
B) Whenever in the Agreement the term “Change of Control” appears, it shall be deemed to refer to a “Change in Control Event”.
C) The second sentence of Paragraph 2 is deleted in its entirety and the following provision substituted therefor:
As used in clause (d), the term “fair market value” means the closing price of the common stock of the Corporation in the trading venue on which said stock is then traded on the Termination Date, less any amounts remaining to be paid by the Executive for such restricted stock or the exercise of such stock options.
D) Paragraph 17 of the Agreement is amended in its entirety to state:
     Nothing in this Agreement amends or modifies, or shall be deemed or construed to amend or modify, the terms and provisions (including the triggers and dates of payments thereunder) of any stock option granted by the Corporation to the Executive, or restricted stock agreement between the Corporation and the Executive, or the provisions of the 1992 Long Term Incentive Plan, the 1999 Long Term Incentive Plan, the 2004 Long Term Incentive Plan, or of any subsequent long term incentive plan that provides for the grant of stock options or of restricted stock awards to employees of the Corporation, or of any amendments to or restatements of any of the foregoing plans.
E) Paragraph 18 of the Agreement is amended in its entirety to state:

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Absent a Change in Control Event or unless extended in writing by the parties hereto, this Agreement shall expire on January 31, 2010.
     IN WITNESS WHEREOF, this Amendment No. 1 is executed by or on behalf of the undersigned as of January 27, 2006.

TRANSTECHNOLOGY CORPORATION

By:

Robert L. G. White President and Chief Executive Officer

Accepted and agreed to:

Gerald C. Harvey

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